UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	PYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2020, the Board of Directors of Pyxus International, Inc. (the “Company”), based on the recommendation of the Company’s Compensation Committee, approved the adoption of an Executive Officer Retention Plan (the “Retention Plan”) for the benefit of certain of the Company’s named executive officers. Participants in the Retention Plan will each receive a one-time retention payment upon entering into a retention agreement with the Company. Under the retention agreements, a participant will be required to repay the full retention payment to the Company in the event that the Company terminates the participant’s employment for “cause” or the participant voluntarily resigns without “good reason” (each as defined in the Retention Plan) prior to the expiration of 12 months from the date of the retention payment date. The participating named executive officers and the amount of each respective cash retention payment are set forth in the table below.

Name	Title	Retention Payment Amount
J. Pieter Sikkel	President & Chief Executive Officer	$1,088,000
Joel L. Thomas	Executive Vice President and Chief Financial Officer	$553,000
William L. O’Quinn, Jr.	Senior Vice President and Chief Legal Officer	$345,000
Tracy G. Purvis	Executive Vice President – Business Services	$330,000
Laura D. Jones	Senior Vice President – Human Resources	$290,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr. Senior Vice President – Chief Legal Officer and Secretary